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                            G-III APPAREL GROUP, LTD.
                1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1. PURPOSE. The purpose of the 1999 Stock Option Plan for Non-Employee Directors (the "Plan") is to enable G-III Apparel Group, Ltd., a Delaware corporation (the "Company"), to provide compensatory stock options to members of its Board of Directors (the "Board") who are not employees of, or consultants to, the Company or its affiliates ("Non-Employee Directors").

2. STOCK SUBJECT TO THE PLAN. The Company may sell a total of 50,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. Shares of Common Stock covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise, will remain issuable under the Plan.

3. ADMINISTRATION. Subject to the provisions of the Plan and applicable law, the Board, acting in its sole and absolute discretion, will have full power and authority to interpret, apply and administer the Plan. The decision of the Board as to any disputed question arising in connection with the Plan or any option granted under the Plan will be final and conclusive on all persons.

4. OPTION GRANTS. An option to purchase 170 shares of Common Stock will be granted on the date the Plan is adopted by the Board to each Non-Employee Director who is then serving as such, subject to approval of the Plan by the Company's stockholders. An option to purchase at least 1,000 shares of Common Stock will be granted to each Non-Employee Director on the day following the date of each annual meeting of the Company's stockholders held after the date the Plan is adopted by the Board and during the term of the Plan. The Board, acting in its discretion, may make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual who first becomes a Non-Employee Director after the date the Plan is adopted and approved by the Company's stockholders and the Board, acting in its discretion, may increase the number of shares covered by any annual option grant to as many as 2,000 shares.

5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan will be evidenced by a written agreement or certificate containing such terms and conditions as the Board may prescribe, subject to the provisions of the Plan.

G-III 1999 NON-EMPLOYEE DIRECTOR PLAN


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6. (a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan will be equal to the fair market value of a share of Common Stock on the date the option is granted. For purposes of the Plan, the fair market value of a share of Common Stock on any date will be the closing sale price per share as published by a national securities exchange on which shares of Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if shares of Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over the counter market at the close of trading on such date.

   (b) Option Period Expiration. Unless sooner terminated or exercised, any option granted under the Plan will expire no more than ten years after the date the option is granted.

   (c) Exercisability of Options. Unless otherwise specified by the Board at or after the time an option is granted, and unless sooner terminated, an option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous service with the Company following the date of grant:


                  FULL                            INCREMENTAL                  CUMULATIVE
                  YEARS OF                        PERCENTAGE OF                PERCENTAGE OF
                  CONTINUOUS                      OPTION                       OPTION
                  SERVICE                         EXERCISABLE                  EXERCISABLE
                  -------                         -----------                  -----------

                  Less than 1                            0%                         0%
                           1                            20%                        20%
                           2                            20%                        40%
                           3                            20%                        60%
                           4                            20%                        80%
                           5 or more                    20%                       100%



   (d) Exercise of Options. All or part of the exercisable portion of an option may be exercised at any time during the term of the option, subject to such minimum exercise conditions as the Board may prescribe. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment in full of the purchase price together with the amount, if any, deemed necessary by the Company to satisfy its income tax withholding obligation attributable to such exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations).

   (e) Payment of Exercise Price. The purchase price of Common Stock acquired under the Plan will be payable in cash and/or such other form of payment as may be permitted by the


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Board, including, without limitation, shares of Common Stock which have been owned by the optionee for at least six months. The Board may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years. If the purchase price is paid with previously-owned shares, then, for the purpose of applying the 50,000 share limit of Section 2, the number of shares sold will be equal to the net increase in the number of shares owned by the optionee as a result of the stock-for-stock exercise.

         (f) Buy Out and Settlement. At any time, and from time to time, the Company may offer to purchase an outstanding option on such terms and conditions as the Board deems appropriate.

         (g) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made. The holder of an option will have no rights as a stockholder with respect to shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments will be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

         (h) Transferability of Options. Options granted under the Plan may not be assigned or transferred other than upon the optionee's death to a beneficiary designated by the optionee in a manner acceptable to the Board or, if no designated beneficiary survives the optionee, pursuant to the optionee's will or by the laws of descent and distribution. Any such option will be exercisable during the optionee's lifetime only by the optionee. Notwithstanding the foregoing, the Board, acting in its discretion, may permit and prescribe conditions for an inter vivos transfer of an option granted under the Plan.

         (i) Termination of Service. Unless otherwise determined by the Board either when an option is granted or, if no rights of the optionee are thereby reduced, at any time thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to exercise of vested options held by an optionee at the termination of the optionee's service with the Company. If an optionee ceases to perform services for the Company for any reason other than death or disability, then each outstanding vested option granted to him or her under the Plan will terminate on the date three months after the date of such termination of service but in no event after the expiration of the stated term of the option. If an optionee's service terminates by reason of the optionee's death or disability (or if the optionee's service terminates by reason of disability and the optionee dies within one year after such termination of service), then any then outstanding vested option held by the optionee will expire on the first anniversary of the date of such termination of service (or one year after the later death of a disabled optionee) but in no event after the expiration of the stated term of the option.

         (j) Changes in Capital Stock. In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, the Board will make an appropriate adjustment to the aggregate number of shares of Common Stock


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that may be sold under the Plan and to the number of shares and the exercise price per share covered by any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock or other securities of another company, the Board may make arrangements to replace any outstanding options with comparable options to purchase the stock or securities of such other company. In the absence of an arrangement for the replacement options, each outstanding option will become exercisable in full and any such option which is not exercised within the time period specified by the Board will thereupon terminate.

         (k) Other Provisions. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         6. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan shall be subject to the approval of the stockholders of the Company. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

         7. No Rights Conferred. Nothing contained herein will be deemed to give any individual a right to receive a discretionary award under the Plan or interfere with the right of the Company to terminate his or her service with the Company, as a director or otherwise.

         8. Governing Law. The Plan and each option granted hereunder will be governed by the internal laws of the State of Delaware.


         9. Term of the Plan. The Plan is effective on the date of its adoption by the Board, subject to approval by the Company's stockholders at their next annual meeting, and, unless sooner terminated, the Plan will terminate on the tenth anniversary of the effective date. Options outstanding when the Plan terminates will not be affected solely by reason of the termination, provided, however, that the grant of an option under the Plan before the Plan is approved by the Company's stockholders will be subject to such approval.